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                                                                  Exhibit 23(b)



   Deloitte &
       Touche
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                      Two Prudential Plaza           Telephone: (312) 946-3000
                      180 North Stetson Avenue       Facsimile:  (312) 946-2600
                      Chicago, Illinois 60601-6779






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Norwest Financial, Inc. on Form S-3 of our report dated January 14, 1993, appearing in the Annual Report on Form 10-K of Norwest Financial, Inc. for the year ended December 31, 1992 and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche
February 4, 1994





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Deloitte Touche
Tohmatsu
International
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